SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Clough Global Dividend and Income Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

Thomas H. McGlade

Peter Tchir

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

1

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [ ], 2017

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

1290 Broadway, Suite 1100

Denver, Colorado 80203

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. and certain of its affiliates (as identified on Annex I, collectively, “Saba,” “we”, or “us”), and the nominees named in Proposal 1 (the “Nominees” and, together with Saba, the “Participants”), in connection with the solicitation of proxies from the shareholders of Clough Global Dividend and Income Fund, a closed-end Delaware statutory trust (“Clough” or the “Fund”).

As a result of the continued poor investment performance of Clough, its common shares trade at a significant discount to the Fund’s net asset value, or “NAV.” We believe that the Board of Trustees (the “Board”) of Clough has not been able to effectively manage the Fund’s discount and has failed to address Clough’s perpetual underperformance as compared to its peers. Thus, we believe the Board should consider closing this discount by considering declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders. We also believe the Board needs fresh ideas and an independent perspective to address Clough’s discount, and that the Nominees’ election to the Board will send a strong message to the remaining incumbent trustees that Clough’s shareholders are not satisfied with the Fund’s management and their treatment of shareholders. We are convinced NOW is the time to take action to close the Fund’s discount and we urge you to elect our slate of nominees, who, if elected, would serve the best interests of all shareholders.

We are therefore seeking your support at the upcoming 2017 annual meeting of shareholders (the “Annual Meeting”), to be held on [ _ ], 2017 at [ _ ] [ _ ].M. [ _ ]Time at the Fund’s offices, located at [______], with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

Proposal		Our Recommendation

1.	To elect Saba’s slate of two trustee nominees, Thomas H. McGlade and Peter Tchir (the “Nominees”), to serve as trustees on the Board until the 2020 annual meeting of shareholders and until their respective successors are duly elected and qualified, in opposition to Clough’s trustee nominees.	FOR ALL of the Nominees

2.	To request that the Board take all necessary steps in its power to declassify the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders. Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected trustees.	FOR

To transact any other business that properly comes before the Annual Meeting, including any postponement or adjournment thereof.

The Board is currently comprised of eight trustees divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years, and it is our expectation that there will be two trustees elected at the Annual Meeting.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominees to serve in the class of trustees whose terms will expire at the 2020 annual meeting of shareholders. If elected, our Nominees would only constitute a minority of the members of the Board— two of eight of all Board members. The names, backgrounds and qualifications of the Fund’s nominees, and other information about them, can be found in the Fund’s proxy statement for the Annual Meeting (the “Fund’s Proxy Statement”). There is no assurance that any of the Fund’s nominees will serve as trustees if any or all of our Nominees are elected.

The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as May [ _ ], 2017. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on [May 3, 2017], there were [10,392,606] common shares of beneficial interest, no par value (“Common Shares”) outstanding according to the Fund’s Annual Report for the Fund for the period ended October 31, 2016, filed with the Securities Exchange Commission (“SEC”) on Form N-CSR on January 9, 2017 (the “Annual Report”). As of May [3], 2017, the Participants beneficially owned [1,814,145] Common Shares in the aggregate, as further described in Annex I.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” of the Nominees to the Board and “FOR” Proposal 2.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s shareholders on or about [________], 2017.

This proxy solicitation is being made by Saba and the Nominees, and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 11.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

REASONS FOR THIS PROXY SOLICITATION

As the largest shareholder of Common Shares of Clough, with ownership of approximately [17.46]% of the Common Shares, Saba has nominated a slate of two highly-qualified Nominees (Proposal 1) and put forth a proposal requesting that the Board consider declassifying the Board so that all directors are elected on an annual basis (Proposal 2) in order to achieve one goal: increasing shareholder value for all shareholders through closing the discount to net asset value (the difference between the current price of the Fund and the actual value of the securities held by the Fund). A reduction in the discount means that the shares of Clough will trade at a higher price.

As your fellow shareholder, we are seeking to enhance the value of your investment. We believe our actions so far have resulted in increased returns for shareholders of the Fund through an increase in the Fund’s stock price.[1]

Fund Performance

You don’t need to look further than the Fund’s 2016, 2015 and 2014 Annual Reports to see how significantly and consistently each of the funds in Clough’s fund complex underperformed their stated benchmark.

2016 Annual Report
Ticker	NAV	S&P 500	Blended Index	Underperformance to S&P 500	Underperformance to Blended Index
GLO	-3.48%	4.51%	2.54%	-7.99%	-6.02%
GLQ	-5.36%	4.51%	1.79%	-9.87%	-7.15%
GLV	-1.14%	4.51%	3.22%	-5.65%	-4.36%

2015 Annual Report
Ticker	NAV	S&P 500	MSCI World Index	Underperformance to S&P 500	Underperformance to MSCI World
GLO	1.13%	5.20%	2.43%	-4.07%	-1.30%
GLQ	0.76%	5.20%	2.43%	-4.44%	-1.67%
GLV	1.61%	5.20%	2.43%	-3.59%	-0.82%

2014 Annual Report
Ticker	NAV	S&P 500	MSCI World Index	Underperformance to S&P 500	Underperformance to MSCI World
GLO	1.39%	9.02%	3.59%	-7.63%	-2.20%
GLQ	0.86%	9.02%	3.59%	-8.16%	-2.73%
GLV	1.68%	9.02%	3.59%	-7.34%	-1.91%

*According to information contained in the Fund’s annual reports filed 01/09/2017, 01/08/2016, and 01/09/2015. The Blended Index is taken from the Fund’s 2016 Annual Report.

__________________________________________

[1] When Saba filed its Schedule 13D on January 6, 2017 announcing its intent to engage with the Fund’s management and Board concerning the Shares and their valuation, the stock was only trading at $12.07. As of [May 3, 2017], the Fund’s stock price trades at $13.72 per share.

Discount to NAV and Expense Ratio

The Clough family of funds has had among the highest fees and the largest discounts in the entire Closed-End Fund industry.

	3-Year Avg Disc/Prem	Total Expense Ratio
GLO	-14.56%	4.32%
GLQ	-12.96%	4.21%
GLV	-13.59%	3.65%

 *According to Morningstar data 05/03/2017

The 10-year average discount to NAV of GLV ranks in the worst 5% of the entire Closed-End Fund universe of 392 funds.

*According to CEF Advisors data 04/28/2017

The 2016 expense ratios of GLV ranks in the worst 4% of the entire Closed-End Fund universe of 532 Funds.

*According to CEF Advisors data 04/28/2017

Conclusion

We believe that Clough investors have suffered the Fund’s persistent discount and underperformance to peers long enough. Now is the time to effectuate a change that we believe will enhance the value of your investment. We urge you to support our proposals by voting the GOLD proxy card today, which we believe will allow all shareholders to realize the NAV for your investment. This additional return will immediately offset some of the lagging performance we ALL have endured as a result of being an investor in Clough over the past years.

Clough’s Common Shares currently trade at a value significantly less than what the securities held by the Fund are worth. We recommend voting “FOR ALL” of the highly-qualified Nominees (Proposal 1). Additionally, we believe voting “FOR” Proposal 2 for the Board to consider declassifying the Board so that all directors are elected on an annual basis could lead to a higher share price return.[2]

______________________________

[2] See, e.g., David F. Larcker and Brian Tayan, “Staggered Boards Research Spotlight,” Stanford Business Corporate Governance Research Initiative, available at https://www.gsb.stanford.edu/sites/gsb/files/publication-pdf/cgri-research-spotlight-03-staggered-boards.pdf (“Announcement to destagger is associated with a 1% increase in stock price.”).

PROPOSAL 1: ELECTION OF TRUSTEES

According to public information, the Board currently consists of eight trustees, two of whose term as trustee is expiring at the Annual Meeting. We are soliciting proxies to elect the two Nominees—Thomas H. McGlade, and Peter Tchir—to serve as trustees in the class of trustees with terms expiring at the 2020 annual meeting of shareholders.

This year, three trustees are to be elected by the holders of the outstanding Common Shares voting together as a single class and all of the Fund’s nominees are to be elected by the holders of the outstanding Common Shares voting together as a single class.

The Participants intend to vote all of their Common Shares in favor of the two Nominees. If both of the Nominees are elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value.

Each of the Nominees, if elected, will serve a three-year term until the 2020 annual meeting of shareholders and until his successor has been duly elected and qualified. There is no assurance that any incumbent trustee will serve as a trustee if one or more of the Nominees is elected to the Board. You should refer to the Fund’s Proxy Statement for the names, background, qualifications and other information concerning the Fund’s nominees. The ages shown below are as of the date of the filing of this Proxy Statement.

Nominees:

thomas h. mcglade
Age; Address	57; P.O. Box 38, Telluride, CO 81435
Occupation	Former Partner and Head of the U.S. Office at Prologue Capital Inc.
Experience

Thomas H. McGlade served as a partner and Head of the U.S. Office at Prologue Capital Inc., a prominent hedge fund, from 2008 until 2014. During his time at Prologue Capital, Mr. McGlade oversaw significant aspects of fund business management and also acted as a portfolio manager. Previous to his position at Prologue Capital, Mr. McGlade served as Managing Director of RBS Securities Inc. (f/k/a RBS Greenwich Capital), a broker-dealer and major investment bank, from 1993 until 2008, where he was head trader for long-duration U.S. Treasury bonds on the primary dealership desk of the liquid products group. During his tenure at RBS Greenwich Capital, Mr. McGlade specialized in relative value and arbitrage opportunities in U.S. Treasuries, futures, and derivatives. From 1986 until 1993, Mr. McGlade served as a vice president at companies in the real estate development sector. Currently, Mr. McGlade is a private investor.

He formerly served as a member of the Board of Directors of New Canaan Country School Board, a non-profit educational institution.

Mr. McGlade earned a BA in Economics from Duke University.

Other Directorships Held	San Miguel Education Foundation (2015 – Present); Prologue G.P. Ltd. (2011 – 2014); Prologue Capital U.S. General Partner LLC (2011 – 2014); and Prologue Feeder Fund Ltd. (2011 – 2014).
Skills & Qualifications	Mr. McGlade’s qualifications to serve as a trustee include his extensive market expertise in derivatives, leveraged trading, value-at-risk based risk management, securities financing, and portfolio valuation and macroeconomics, along with his business management expertise in investor relations and business development, legal and compliance, human resource management, financial risk management, and valuation.
Position(s) Held with the Fund	None

Term of Office and Length of Time Served	None
Number of Portfolios in Fund Complex Overseen	None

PETER TCHIR
Age; Address	48; Thorndal Circle, Darien, CT 06820
Occupation	Managing Director at Brean Capital, LLC
Experience

Peter Tchir has served as a Managing Director at Brean Capital, LLC, an investment bank and asset management firm, since 2014. During his tenure at Brean Capital, Mr. Tchir has developed a wide following across fixed income and equity investors. From 2009 until 2014, Mr. Tchir operated TF Market Advisors LLC, an independent research, advisory, and consulting business serving top hedge funds and money managers, which he originally founded and which was sold to Brean Capital in 2014. TF Market Advisors was an early adopter of fixed income ETFs and was acknowledged as expert in the CDS and Credit Index areas. Mr. Tchir also served as a Portfolio Manager at KLS Diversified Asset Management LP from 2008 until 2009, as a Managing Director at RBS Securities Inc. (f/k/a RBS Greenwich Capital) from 2007 until 2008 and an Executive Director at UBS AG from 2003 until 2007.

Mr. Tchir is considered an “influencer” in his field and is regularly featured on Fox Business TV, Bloomberg TV, and radio, and has been part of headline articles in the Wall Street Journal, the New York Times, and the Financial Times, as well as being quoted regularly in Barron’s. Business Insider rated Mr. Tchir’s Twitter handle (@tfmkts) as one of the top 100 handles in finance to follow on Twitter.

Mr. Tchir earned a Bachelor of Mathematics at the University of Waterloo and an MBA at Vanderbilt University.

Other Directorships Held	N/A
Skills & Qualifications	Mr. Tchir’s qualifications to serve as trustee include his in-depth product knowledge encompassing bonds, loans, derivatives, CDO’s, and ETF’s and his reputation as a “thought leader” in the financial services industry.
Position(s) Held with the Fund	None
Term of Office and Length of Time Served	None
Number of Portfolios in Fund Complex Overseen	None

None of the Nominees currently hold, nor at any time has held, any position with the Fund. None of the Nominees oversees any portfolios in the Fund’s Fund Complex (as defined in the 1940 Act).

As of the date hereof, the dollar range of the equity securities of the Fund beneficially owned by the Nominees and the aggregate range of equity securities in all funds to be overseen by the Nominees, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Company	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
Thomas H. McGlade	None	None
Peter Tchir	None	None

We urge shareholders to vote FOR ALL of the Nominees on the GOLD proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. We believe that, if elected, each of the Nominees will be considered an independent trustee of the Fund under (i) the NYSE MKT’s Listing Standards (the “Listing Standards”), and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be “interested persons” of the Fund within the meaning of section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”).

Each of the Nominees has entered into a nominee agreement pursuant to which Saba has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting and to defend and indemnify such Nominees against, and with respect to, any losses that may be incurred by them in connection with their nomination as candidates for election to the Board and the solicitation of proxies in support of their election. The Nominees will not receive any compensation from Saba for their services as trustees of the Fund if elected. If elected, the Nominees will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee trustees.

Each of the Nominees has agreed to being nominated as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by us.  If we determine to add or substitute nominees, whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, we will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Fund’s Amended Agreement and Declaration of Trust (the “Declaration of Trust”), trustees must be elected by not less than a plurality of the votes cast of the shares entitled to vote thereon, meaning that both of the trustee nominees who receive the highest number of shares voted “FOR” their election by the common shareholders will be elected to the Board. A shareholder cannot abstain in the election of trustees and broker non-votes will not be counted.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR ALL of the Nominees for election at the Annual Meeting on the GOLD proxy card.

PROPOSAL 2: REQUEST THAT THE BOARD CONSIDER A DECLASSIFYING THE BOARD

A fund’s net asset value (“NAV”) is the total value of a fund’s assets minus its liabilities.

The Fund’s long-term performance has been disappointing. The Fund has traded at an average discount to NAV of more than 13.59% over the last three years.3

When funds underperform, investors require: (1) a thoughtful and thorough explanation of management’s recent decisions, and (2) the board’s plan going forward. The Fund’s excessive discount level indicates that the market has lost faith in the Fund’s adviser’s ability to significantly add to shareholder value. Compounding the problem, the Board has done little to address the adviser’s poor performance. Similar to many other recent corporate actions in the closed end fund space, shareholders should have the opportunity to realize a price for their shares close to NAV. Toward that end, the Board should consider authorizing declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders.

We believe the annual election of all trustees encourages board accountability to its shareholders and when trustees are held accountable for their actions, they perform better.  This view is shared by most shareholders and institutional investors, who believe it to be the standard for corporate governance best practices.  The vast majority of companies in the S&P 500 and Russell 1000 indexes elect all board members annually.

Accordingly, shareholders are being asked to vote on the following resolution:

BE IT RESOLVED, that the shareholders of Clough Global Dividend and Income Trust (the “Trust”) hereby request that the Board of Trustees of the Trust (the “Board”) take all necessary steps in its power to declassify the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders.  Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected trustees.

Vote Required.

According to the Declaration of Trust, the approval of Proposal 2 requires the affirmative vote of a majority of the Common Shares present in person or represented by proxy and entitled to vote. A shareholder cannot abstain in the election of trustees and broker non-votes will not be counted. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be treated as votes present at a Shareholders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have the same effect as a vote "against" on Proposal 2.

We Recommend a Vote FOR Proposal 2 on the GOLD proxy card.

3 According to Morningstar data 05/03/2017

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Shareholders of record at the close of business on [ _ ], 2017, are entitled to be present and to vote at the Annual Meeting or any adjournment of the Annual Meeting. Each Common Share of record is entitled to one vote, and each fractional Common Share is entitled to a proportional fractional vote, on each nominee presented at the Meeting on which such shareholder is entitled to vote. All of the nominees will be voted on by holders of the outstanding Common Shares voting together as a single class. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Common Shares after the Record Date (unless they also transfer their voting rights).

How do I vote my shares?

Common Shares held in record name. If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Common Shares beneficially owned or held in “street” name. If you hold your Common Shares in “street” name with a broker, bank, dealer, trust company, or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company, or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 65 Locust Ave #302, New Canaan, CT 06840, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Common Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR ALL” of the two Nominees listed in Proposal 1 and “FOR” Proposal 2.

How should I vote on the Proposals?

We recommend that you vote your shares on the GOLD proxy card as follows:

“FOR ALL” of the two Nominees standing for election to the Board named in this Proxy Statement (Proposal 1); and

“FOR” the request that the Board consider declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders (Proposal 2);

What vote is needed to approve each proposals?

•	Proposal 1 – Election of Trustees. According to the Declaration of Trust, the affirmative vote of a plurality of the votes cast in person or represented by proxy and entitled to vote on the election of trustees at the Annual Meeting is required for the election of each trustee nominee (meaning that the two trustee nominees who receive the highest number of shares voted “FOR” their election by the common or preferred shareholders will be elected to the Board). Broker non-votes will be treated as votes present at the Annual Meeting, but will not be treated as votes cast. Broker non-votes, therefore, will have no effect on Proposal 1.

THE ONLY WAY TO SUPPORT BOTH OF THE NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” OF THE TWO NOMINEES ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR TRUSTEE NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

•	Proposal 2. According to the Declaration of Trust, the approval of Proposal 2 requires he affirmative vote of a majority of the Common Shares present in person or represented by proxy and entitled to vote. A shareholder cannot abstain in the election of trustees and broker non-votes will not be counted. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be treated as votes present at a Shareholders' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have the same effect as a vote "against" on Proposal 2.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to Saba Capital Management, LP, c/o InvestorCom. 65 Locust Ave #302, New Canaan, CT 06840 or to the secretary of the Fund; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Annual Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact InvestorCom toll free at (877) 972-0090 or collect at (203) 972-9300 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that either the original or a copy of any revocation be mailed to Saba Capital Management, LP, c/o InvestorCom, 65 Locust Ave #302, New Canaan, CT 06840, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Saba and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional compensation if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to less than $7,500 based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ up to [_] persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

Costs of this proxy solicitation are currently estimated to be approximately $[____]. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $[_____]. If successful, Saba may seek reimbursement of these costs from the Fund. In the event that Saba decides to seek reimbursement of its expenses, Saba does not intend to submit the matter to a vote of the Fund’s shareholders. The Board, which will consist of both of the Nominees, if all are elected, and six of the incumbent trustees of the Fund, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Fund and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation, and other costs incidental to the solicitation.

Where can I find additional information concerning Clough?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s trustees, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and trustee nominations intended for consideration at the 2018 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. If the Fund does not distribute the Fund’s Proxy Statement to shareholders at least ten days prior to the Annual Meeting, we will distribute to the shareholders a supplement to this Proxy Statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in the Fund’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, at the SEC’s website https://www.sec.gov/edgar/.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.
Boaz R. Weinstein
Thomas H. McGlade
Peter Tchir

[                    ], 2017

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by (i) Saba Capital Management, L.P. (“Saba Capital”), (ii) Boaz R. Weinstein, principal of Saba (“Mr. Weinstein,” and together with Saba Capital, “Saba”), and (iii) the Nominees. The entities and individuals listed in this paragraph may each be deemed a “Participant” and, collectively, the “Participants.”

As of the close of business on [May 3, 2017,] the Participants may be deemed to “beneficially own” (within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I), in the aggregate, [1,814,145] common shares, no par value of the Fund (the “Common Shares”), representing approximately [17.46]%. of the Fund’s outstanding Common Shares. The percentages used herein are based upon [10,392,606] Common Shares outstanding as reported in the Annual Report. Saba Capital may be deemed to beneficially own [1,814,145] Common Shares

As of the date of this Notice, none of the Nominees beneficially owns any Common Shares, nor do any of the Nominees beneficially own any other securities of the Fund.

The principal business of Mr. Weinstein is investment management and serving as the Managing Member of Saba Management and other affiliated entities. The principal business of Saba Capital is to serve as investment manager to various funds that directly hold the Common Shares reported in the aggregate herein (the “Saba Entities”). The principal business of the Saba Entities is to invest in securities.

The principal business address of each of Mr. Weinstein, Saba Capital is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

Each of the Nominees is a citizen of the United States. Information on the principal occupation and business address of each of the Nominees is set forth in PROPOSAL 1: ELECTION OF TRUSTEES on page 4.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) as the Fund; in this solicitation directly or indirectly beneficially owns any securities of the Fund; (iii) no Participant in this solicitation owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the trust’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22 ), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by Funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) during the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a trustee to the Fund other than the Nominee Agreements described herein; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: the Fund or any of its subsidiaries, an Officer of the Fund, an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, (an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, or any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund;; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) as the Fund or having an investment adviser, principal underwriter, or “Sponsoring Insurance Company” that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xv) there are no material pending legal proceedings to which any Nominee or any of his or its associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares

Saba

Trade Date	Common Shares Purchased (Sold)

09/19/16	670
10/26/16	27,000
10/27/16	42,475
10/28/16	57,814
10/31/16	90,000
11/01/16	20,300
11/02/16	3,457
11/03/16	16,538
11/04/16	10,043
11/07/16	34,334
11/08/16	20,000
11/10/16	120,000
11/10/16	10,800
11/11/16	18,000
11/14/16	28,067
11/14/16	202,871
11/15/16	28,447
11/16/16	30,136
11/17/16	13,236
11/18/16	49,292
11/18/16	125,000
11/21/16	40,013
11/29/16	22,030
11/30/16	500
12/13/16	9,983
12/14/16	56,100
12/15/16	86,654
12/15/16	36,665
12/16/16	19,032
12/19/16	73,859
12/19/16	6,733
12/19/16	125,948
12/20/16	11,500
12/21/16	58,960
12/22/16	25,343

12/23/16	2,811
12/23/16	1
12/28/16	24,360
12/29/16	40,513
12/29/16	4,559
01/04/17	16,423
01/05/17	30,030
01/05/17	(8,239)
01/18/17	12,933
01/19/17	14,793
01/20/17	14,744
01/23/17	6,589
01/24/17	11,308
01/25/17	11,692
01/25/17	8,314
01/27/17	44,638
01/30/17	21,800
04/07/17	3,792
04/10/17	13,982
04/13/17	1,000
04/17/17	5,560
04/20/17	9,500

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN CLOUGH’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Clough, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Clough by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the 2017 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2017 Annual Meeting to InvestorCom or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

65 Locust Ave, Suite 302

New Canaan, CT 06840
Shareholders Call Toll-Free at: (877) 972-0090

E-mail: Saba@investor-com.com

 [Form of Gold Proxy Card]

PRELIMINARY COPY – SUBJECT TO COMPLETION

CLOUGH GLOBAL DIVIDEND AND INCOME FUND

Proxy Card for 2017 Annual Meeting of Shareholders

Scheduled for [____], 2017 (the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P. (“SABA,”) AND THE INDIVIDUALS NAMED IN THE PROPOSAL (THE “NOMINEES”)

THE BOARD OF TRUSTEES (THE “BOARD”) OF CLOUGH GLOBAL DIVIDEND AND INCOME FUND IS NOT SOLICITING THIS PROXY

The undersigned appoints [●] and each of them, attorneys and agents with full power of substitution to vote all common shares of Clough Global Dividend and Income Fund, a Delaware statutory trust (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting of shareholders of the Fund scheduled to be held on [____], [___] at [__] [__] M. [__] Time at the Fund’s offices, located at 1290 Broadway, Suite 1100, Denver, Colorado 80203, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” of the nominees listed in Proposal 1 and “FOR” Proposal 2. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

INSTRUCTIONS:  FILL IN VOTING BOXES “©“ IN BLACK OR BLUE INK

We recommend that you vote “FOR ALL” of the Nominees below:

Proposal 1 – Election at the Annual Meeting of the two individuals nominated by Saba to serve as trustees.

Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Thomas H. McGlade Peter Tchir	❑	❑	❑

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

We recommend that you vote “FOR” Proposal 2:

	FOR	AGAINST	ABSTAIN
Proposal 2 – For the Board to consider authorizing declassifying the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders a	❑	❑	❑

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.